EXHIBIT "1.7"
DYNARESOURCE, INC.
"ARTICLES OF INCORPORATION"


                               State of Delaware

                        Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DYNARESOURCE, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 1997, AT 9 O'CLOCK A.M.


                       GREAT SEAL OF THE STATE OF DELAWARE

                                (Graphic Omitted)

SEAL OF DELAWARE SECRETARY'S OFFICE
(Graphic Omitted)


/S/ Edward J. Freel
----------------------------------
Edward J. Freel, Secretary of State

AUTHENTICATION:  8795882
DATE:            12-08-97





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                          CERTIFICATE OF INCORPORATION

                                       OF

                                                          DYNARESOURCE, INC.

        The undersigned, a natural person of the age of eighteen years or more, acting as the Incorporator of a corporation under the Delaware Corporation Laws, hereby adopts the following Articles of incorporation for such corporation:

                                    ARTICLE I

         The name of the corporation Is Dynaresource, Inc.

                                   ARTICLE II

         The address of the corporation's initial registered office is 1013 Centre Road, Wilmington, Delaware, and the name of the corporation's Initial registered agent at such address is Corporation Service Company, in New Castle County.

                                   ARTICLE III

         The purpose or purposes for which the corporation is organized shall be and include the transaction of any or all lawful business for which coporations may be incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The corporation shall have authority to issue fifty million (50,000.000) shares of its common stock each having a par value of $.0001. Fully paid common shares of the corporation shall not be liable for further call or assessment. The authorized common shares of the corporation shall be Issued at the discretion of the Board of Directors of the corporation.


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                                    ARTICLE V

         The name and address of the incorporator of the corporation is James J. Panipinto, 10440 N. Central Expressway, Ste. 1440, Dallas, Texas 75231. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation.

                                   ARTICLE VI

         The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until (a) his successors have been elected and qualified, as provided In the Bylaws of the corporation, or (b) his earlier death or resignation is as follows:

         Name                             Mailing Address

         Douglas Metcalf                  46 Lake Shore Drive North
                                          Westford, Massachusetts 01886

         Koy W. (K.D.) Diepholz           5215 Williams Square Ste. 200
                                          Irving, Texas 75039

         Melvin E. Tidwell                4804 Pickadilly Place
                                          Tyler, Texas 75703

         Wayne C. Henderson               5506 Lafayette Lane
                                          Frisco, Texas 75035


                                   ARTICLE VII

         The period of the corporations duration is perpetual.

                                  ARTICLE VIII

         The right to accumulate votes in the Election of directors, and/or cumulative voting by any shareholder of the corporation, is hereby expressly denied.


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                                   ARTICLE IX

         The right to preemptive rights to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire additional shares of the corporation is hereby expressly denied.

                                    ARTICLE X

         All of the corporation's directors and officers and former directors and officers and all persons who may have served at the corporation's request as a director or officer of another corporation in which the corporation is a creditor or substantial shareholder, shall be indemnified against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding, in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid or incurred in settlement thereof or a plea of nolo contendere (or other plea of substantially the same import and effect) which, in the opinion of counsel for the corporation, appears to be in the interest of the corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled by law or under any bylaws, agreement, vote of stockholders or otherwise.

                                   ARTICLE XI

           No contract or other  transaction  between  the  corporation  and any person, firm; association or corporation and no act of the corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or are related to or interested in such person, firm, association or corporation as a director, shareholder, officer, employee, member or otherwise any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and may vote at such meeting with respect to such contract, transaction or act with like force and effect as if he or she were not so interested or related. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his or her offiee or be liable to the corporation or to any shareholder or creditor thereof for any loss incurred by the corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

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THESE ARTICLES OF INCORPORATION OF DYNARESOURCE, INC. ARE HEREBY EXECUTED this
December 5, 1997.

/S/ James Panipinto
-------------------
James J. Panipinto
Incorporator

STATE OF TEXAS
COUNTY OF DALLAS

THIS INSTRUMENT WAS  ACKNOWLEDGED  before me J.  PANIPINTO,  on this December 5,
1997

/S/ M.L. Hilberth
-----------------
Notary Public, State of Texas

(Notary Stamp)

================================================================================


                           ORGANIZATIONAL RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                               DYNARESOURCE, INC.

        The undersigned, being each of the duly and validly constituted directors listed in the Certificate of Incorporation of DynaResource, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), acting pursuant to authority granted by the Delaware General Corporation Act, hereby consents that, when the undersigned has executed this consent or an exact counterpart thereof, the resolutions hereinafter set forth shall be deemed to have been adopted to the same extent and with the same force and effect as if adopted at a formal meeting of the Board of Directors of the Corporation, duly called, noticed and held for the purpose of acting upon proposals to adopt such resolutions:

                            Articles of Incorporation

         RESOLVED,   that  the  duplicate   original  of  the   Certificate   of
         Incorporation as filed with the Secretary of State of Delaware on December 7,1997, and the evidence of such filing be inserted in the minute book of this Corporation; and

             Minute Book; Bylaws; Stock Certificate; Corporate Seal

         RESOLVED, that the Bylaws submitted to the Board of Directors of this Corporation on this date are hereby adopted as and for the Bylaws of this Corporation, and that the Secretary of this Corporation is hereby instwcted to cause the same to be inserted in the minute book of the Corporation; the Secretary is further ordered to certify a copy of those Bylaws and maintain them in the principal office of the Corporation for the transaction of its business, open for inspection by the shareholders at all reasonable time during office hours; and



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         RESOLVED,  FURTHER,  that the  Corporation shall  maintain, as  part of its corporate record, a minute book which shall include, but not limited to, a record of the Corporation's Articles of Incorporation and amendments thereto, its Bylaws and amendments thereto, minutes of all meetings of its directors, and minutes of all meetings of its shareholders; the time and place of such meetings, whether a meeting was regular or special, and if special, how the meeting was authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings at the meetings; and

         RESOLVED, FURTHER, that the form of stock certificates of the Corporation shall be in substantially the form as those previously issued by West Coast Mines, Inc., together with such changes as shall be reasonably required to reflect the name of the Corporation, its state of incorporation and the par value of the stock, all as shall be acceptable to the President of the Corporation with the advice of counsel; and

         RESOLVED, FURTHER, that the stock certificates shall be consecutively numbered beginning with Number 1; that the certificates shall be issued only when the signatures of the President and Secretary, or a facsimile thereof, and the corporate seal or a facsimile, are affixed thereto or impnnted thereon; that each certificate shall state on its face the name of the person to whom the shares representing the certificate are issued, the number and class of shares and the designation of the series, if any, that the certificate represents, the par value of each share represented by the certificate or the fact that the shares are without par value, that the corporation is organized under the laws of Texas; and that the certificates shall set forth in full or in summary form, or shall incorporate by reference, such statements as are required by the Articles of Incorporation or the Delaware General Corporation Laws.

         RESOLVED, FURTHER, that the seal affixed at this place is hereby adopted as the official seal of the Corporation; and


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                              Election of Officers

         RESOLVED, that the following persons are hereby elected to be officers of the Corporation, to hold the office set opposite their respective names for a period of one year from the date hereof and for so long thereafter until their respective successors are chosen and qualified, or until their earlier death, resignation or removal:

              Chairman, President & CEO             Koy W. (K. D.) Diepholz
              Vice President - Mineral Properties   Wayne Henderson
              Vice President - Investor Relations   Brad J. Saulter
              Secretary                             Douglas W. Metcalf
              Treasurer                             Koy W. (K. D.) Diepholz

                                Issuance of Stock

         RESOLVED, that the offers of the following person(s) (hereinafter called the "Purchaser(s)") to purchase the number of shares of the authorized and unissued $0.0001 par value common capital stock of the Corporation set opposite the name(s) of such Purchaser(s), for the amount set opposite the name(s) of such Purchaser(s):

         PURCHASER               NO. SHARES             AMOUNT

         West Coast Mines        1000                   $1.00 dollar per share

         is/are hereby accepted, such offer(s) being, in the judgment of the Board of Directors of the Corporation, fair and adequate consideration;

         RESOLVED, FURTHER, that the President and Secretary of the Corporation are hereby instructed, upon receipt of payment from the aforesaid Purchaser(s), to prepare, execute and deliver to such Purchaser(s) certificates for the number of shares of the Corporation's $0.01 par value common capital stock set forth opposite such Purchaser(s)' name(s) above; and

                                   Fiscal Year

         RESOLVED, that the fiscal year of the Corporation shall be the twelve month period ending December 31 of each calendar year; and


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                                  Bank Account

         RESOLVED, that the officers of the Corporation are hereby authorized to select such bank or banks, hereinafter collectively referred to as the "Bank," as depository of the funds of the Corporation and to establish and maintain, in the name of and on behalf of the Corporation, such demand deposit accounts with the Bank as may be necessary to conduct the business of the Corporation, subject to such terms and conditions that the officers may from time to time agree to with the Bank; that in connection with the establishment of such accounts, the officers may execute the Bank's regular corporate resolution forms which are incorporated by reference in and made a part of this resolution; and the Secretary is hereby directed to attach a copy of each executed corporate resolution form to these resolutions; and

         RESOLVED, FURTHER, that the Secretary of the Corporation is hereby authorized and directed to certify to the Bank that such resolutions have been duly adopted and are in conformity with the Articles of Incorporation and Bylaws of the Corporation, to verify to the Bank the names and specimen signatures of the present officers of the Corporation authorized to sign on such accounts, and if and when any new officer is elected or appointed, to verify the fact of that change and the name and specimen signature of each new officer duly authorized by the Board of Directors to sign on such accounts; and

                                Corporate Office

         RESOLVED, that offices of the Corporation be established and maintained at Towers at Williams Square, 5215 N. O'Connor Blvd., Ste 200, Irving, TX 75039.

                             Transaction of Business

         RESOLVED, that the officers of the Corporation are hereby directed to obtain, in the name of the Corporation, such licenses and tax permits as may be required for the conduct of the business of the Corporation by any federal, state, county or municipal governmental statute, ordinance or regulation, and to do all things necessary or convenient to qualify the Corporation to transact its business in compliance with the laws and regulations of any appropriate federal, state, or municipal governmental authority; and

         RESOLVED, that the Treasurer of the Corporation is hereby authorized to pay all charges and expenses incident to or arising out of the organization of the Corporation and to reimburse any person who has made any disbursement therefor; and

         RESOLVED, that the Corporation recognizes that James J. Panipinto has acted as incorporator of the Corporation solely for the purpose of incorporating the Corporation, and as an accommodation to the Corporation and that the Corporation, for such consideration and action, hereby agrees to indemnify and hold harmless James J. Panipinto from and against any and all claims and liabilities of any kind which may be brought against him by reason of his acting on behalf of the Corporation in such capacities; and such indemnification is provided for pursuant to the provisions of the Texas Business Corporation Act.

         DATED as of January 15, 1998.

         /S/ Douglas Metcalf

         /S/ Koy W. (K. D.) Diepholz

         /S/ Melvin E. Tidwell

         /S/ Wayne C. Henderson






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